Exhibit 10.119

FIRST AMENDMENT TO THE
SEVERANCE BENEFITS AGREEMENT

This First Amendment (the “First Amendment”) to the Severance Benefits Agreement is made and entered into to be effective as of the 8th day of September, 2006 (the “Effective Date”) by and between GLIMCHER REALTY TRUST, a Maryland real estate investment trust, with offices at 150 East Gay Street, 24th Floor, Columbus, Ohio 43215 (“GRT”), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, with offices at 150 East Gay Street, 24th Floor, Columbus, Ohio 43215 (“GPLP”), and MARK E. YALE, an individual residing at 2418 Swisher Creek Road Blacklick, Ohio 43004 (the “Executive”).

WHEREAS, GRT, GPLP, and the Executive hereby desire to amend the Severance Benefits Agreement dated as of August 30, 2004 between GRT, GPLP, and the Executive (the “Agreement’).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, GRT, GPLP, and the Executive hereby agree as follows:

1.	Paragraph 3(a) of the Agreement shall be amended and restated in its entirety to read as follows:

(a) GPLP shall pay to the Executive, not later than the date of any Change in Control of GRT, unless otherwise agreed to in writing, a lump sum severance payment (the “Severance Payment”) equal to three (3) times the Base Amount (as defined below). For purposes of the Section 3(a), the Base Amount shall mean the Executive’s annual compensation during the calendar year period preceding the calendar year in which the Change in Control of GRT occurs. For purposes of determining annual compensation in this Section 3(a), there shall be included (i) all base salary and bonuses paid or payable to the Executive by the Company with respect to the preceding calendar year; (ii) all grants of restricted common shares of beneficial interest of GRT (the “Shares”), if any, with respect to such preceding calendar year, which Shares shall be valued based on their date of grant at the then Fair Market Value (as such term is defined in Section 9.2 of GRT’s 1997 Incentive Plan or Section 2.15 of the 2004 Incentive Plan, as the case may be, or any other plan or agreement pursuant to which they are issued) and (iii) the fair market value of any other property or rights given or awarded to the Executive by the Company with respect to such preceding calendar year, or partial first year of employment.

2.
Except as amended hereby, the Agreement shall be unmodified and remain in full force and effect, as each of the undersigned hereby restate and reaffirm all of the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GLIMCHER REALTY TRUST

By:  /s/ Michael P. Glimcher
Michael P. Glimcher, President and Chief
Executive Officer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

BY:  GLIMCHER PROPERTIES CORPORATION,
its General Partner

By:  /s/ Michael P. Glimcher
Michael P. Glimcher, President and Chief
Executive Officer

EXECUTIVE:

/s/ Mark E. Yale

Mark E. Yale